UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

Surrey Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

145 North Renfro Street, Mt. Airy, North Carolina 27030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Former name or former address, if changed since last report N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2009, Surrey Bancorp (the “Company”) announced in a Press Release (attached as Exhibit 99.1 hereto and incorporated herein by reference) that on that date it entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein and the Side Letter Agreement (together with the Letter Agreement, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to Treasury (i) 2,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and (ii) a warrant to purchase 100.001 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”), at an initial exercise price of $0.01 per share (the “Warrant”), all for an aggregate purchase price of $2.0 million in cash. The Warrant was immediately exercisable. The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirely by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Series B Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series B Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon the liquidation, dissolution and the winding up of the Company. The Series B Preferred Stock is generally non-voting. The description of the Series B Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

The Company may redeem the Series B Preferred Stock at par after February 15, 2012. Prior to this date, the Company may redeem the Series B Preferred Stock at par only if (i) the Company has raised aggregate gross proceeds in one or more “Qualified Equity Offerings” (as defined in the Articles of Incorporation of the Series B Preferred Stock described in Item 5.03 and attached as Exhibit 3.1 hereto and incorporated herein by reference) in excess of approximately $500,000, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption of the Series B Preferred Stock is subject to the consent of the Board of Governors of the Federal Reserve System.

Immediately following the issuance of the Series B Preferred Stock and the Warrant, Treasury exercised its rights under the Warrant in a net cashless transaction and received 100 shares of Series C Preferred Stock, with an aggregate liquidation preference of $100,000. Upon its exercise, the Warrant was cancelled. The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Series C Preferred Stock pays cumulative dividends at a rate of 9% per annum. The Series C Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series C Preferred Stock is generally non-voting. The description of the Series C Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment. Both the Series B Preferred Stock and the Series C Preferred Stock qualify as Tier 1 capital.

The Company may redeem the Series C Preferred Stock at par after February 15, 2012, provided that all of the outstanding shares of Series B Preferred Stock shall previously have been redeemed. Prior to this date, the Company may redeem the Series C Preferred Stock at par only if all the outstanding shares of Series B Preferred Stock have previously been redeemed and (i) the Company has raised aggregate gross proceeds in one or more “Qualified Equity Offerings” (as defined in the Articles of Amendment of the Series C Preferred Stock described in Item 5.03 and attached as Exhibit 3.2 hereto and incorporated by reference herein) in excess of approximately $25,000 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption of the Series C Preferred Stock is subject to the consent of the Board of Governors of the Federal Reserve System.

The Articles of Amendment of the Series B Preferred Stock and the Series C Preferred Stock defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual preferred stock, common stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Series B Preferred Stock, the Warrant and the Series C Preferred Stock upon the exercise of the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Prior to January 9, 2012, unless the Company has redeemed the Series B Preferred Stock and Series C Preferred Stock or Treasury has transferred the Series B Preferred Stock and Series C Preferred Stock to a third party, the consent of Treasury will be required for the Company to declare or pay any dividend or make any distribution on our Junior Stock (as defined below). Prior to January 9, 2019, unless the Company has redeemed the Series B Preferred Stock and the Series C Preferred Stock or Treasury has transferred all of the Series B Preferred Stock and the Series C Preferred Stock to a third party, the consent of Treasury will be required for us to redeem, purchase or acquire any shares of our Junior Stock and Parity Stock (as defined below), other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

“Junior Stock” means the common stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series B Preferred Stock and Series C Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock and Series C Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively), which in the case of the Company includes its previously issued Series A Preferred Stock.

Item 5.02 Compensatory Arrangement of Certain Officers.

Pursuant to the terms of the Purchase Agreement, the Company is required to have in place certain limitations on the compensation of certain executives, applicable in certain situations. In that regard, the Company’s senior executive officers, including Edward C. Ashby, President and Chief Executive Officer, Mark H. Towe, Senior Vice President and Chief Financial Officer, and Peter A. Pequeno II, Senior Vice President and Chief Lending Officer, executed and delivered a Waiver Agreement and Acknowledgement (the “Waiver”), whereby each executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 or any regulations promulgated thereunder and waived any present or future claims against the Company for any changes to executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made to comply with the terms of the Purchase Agreement.

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Changes in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.03.

On January 7, 2009, the Company filed Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock, no par value, and the Series C Preferred Stock, no par value, in connection with the Purchase Agreement. The Articles of Amendment were effective immediately upon filing. Copies of the Articles of Amendment are attached as Exhibit 3.1 and Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment of Surrey Bancorp, with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series B dated January 7, 2009

3.2	Articles of Amendment of Surrey Bancorp, with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series C dated January 7, 2009

4.1	Warrant to Purchase Fixed Rate Cumulative Perpetual Preferred Stock, Series C of Surrey Bancorp dated January 9, 2009

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Form of Certificate for the Series C Preferred Stock

10.1	Letter Agreement including the Securities Purchase Agreement-Standard Terms incorporated therein, and the Side Letter Agreement between Surrey Bancorp and The United States Department of the Treasury, dated January 9, 2009

10.2	Form of Waiver Agreement and Acknowledgement

99.1	Press Release of Surrey Bancorp announcing the closing of the investment by Treasury, dated January 9, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Surrey Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Surrey Bancorp

January 15, 2009	By:	/s/ Mark H. Towe
	Name:	Mark H. Towe
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment of Surrey Bancorp, with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series B dated January 7, 2009

3.2	Articles of Amendment of Surrey Bancorp, with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series C dated January 7, 2009

4.1	Warrant to Purchase Fixed Rate Cumulative Perpetual Preferred Stock, Series C of Surrey Bancorp dated January 9, 2009

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Form of Certificate for the Series C Preferred Stock

10.1	Letter Agreement including the Securities Purchase Agreement-Standard Terms incorporated therein, and the Side Letter Agreement between Surrey Bancorp and The United States Department of the Treasury, dated January 9, 2009

10.2	Form of Waiver Agreement and Acknowledgement

99.1	Press Release of Surrey Bancorp announcing the closing of the investment by Treasury, dated January 9, 2009